UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

     CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
July 12, 2005

INGRAM MICRO INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or organization)	1-12203 (Commission File Number)	62-1644402 (I.R.S. Employer Identification No.)

1600 E. St. Andrew Place Santa Ana, CA 92799-5125 (Address, including zip code of Registrant’s principal executive offices) Registrant’s telephone number, including area code: (714) 566-1000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation under an Off-Balance Sheet Arrangement

            On July 12, 2005, Ingram Micro Inc. (“Ingram Micro”) gave notice that it will redeem all of its outstanding $200,000,000 principal amount of 9 7/8% Senior Subordinated Notes due 2008 (the “Notes”) in accordance with the terms of its Indenture dated as of August 16, 2001 (the “Indenture”) with JPMorgan Chase Bank, N.A. (as successor to Bank One Trust Company, N.A.), as Trustee. Management elected to call the Notes because it believes Ingram Micro has more than adequate available financing capacity to fund Ingram Micro's operations for the foreseeable future at costs significantly lower than those of the outstanding Notes. The redemption date will be August 15, 2005.

            The Notes will be redeemed at a redemption price of 104.938% of the principal amount of each Note, plus accrued but unpaid interest. The redemption price will be paid on or after the redemption date, upon surrender to JPMorgan Chase Bank, N.A., as paying agent, of the Notes being redeemed.

            Concurrently with the redemption of the Notes, Ingram Micro is closing, effective August 15, 2005, its position under the interest rate swap agreements entered into on August 16, 2001 with two financial institutions, the effect of which had been to swap its fixed-rate obligation on the Notes for a floating rate obligation equal to 90-day LIBOR plus 4.260%.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGRAM MICRO INC.

By:	/s/ Larry C. Boyd

Name:	Larry C. Boyd
Title:	Senior Vice President, Secretary and General Counsel

Date: July 18, 2005